                              [BIOLABS INC. LOGO]
--------------------------------------------------------------------------------
                          UNIFYING TECHNOLOGY FOR LIFE


FOR IMMEDIATE RELEASE


    BIOLABS MAKES $1 MILLION INVESTMENT IN PRION DEVELOPMENTAL LABORATORIES

         INVESTMENT WILL ACCELERATE GROWTH IN NEW BIOTECHNOLOGY COMPANY


NEW YORK (SEPTEMBER 25, 2000) - BioLabs, Inc. (OTC BB: BILB) is pleased to announce that it has completed an investment of $1 million in Prion Developmental Laboratories, Inc. (PDL), representing one million shares of PDL common stock. This is the first tranche of a total investment proposed at $2 million, with the second $1 million committed upon PDL's execution of certain collaborative agreements with US research institutes. In addition, BioLabs receives a warrant to purchase an additional one million shares of PDL common stock and the right of first refusal on future investments in PDL for a period of one year. Upon completion of the $2 million investment, BioLabs will own a 25% equity interest in PDL.

PRION DEVELOPMENTAL LABORATORIES, INC. (PDL)

PRION DEVELOPMENTAL LABORATORIES, INC. (PDL) is a privately held, development stage biotechnology company that is incorporated in Maryland. PDL' s corporate objective is the development of commercial diagnostic tests for the detection of prion diseases. The initial format of this diagnostic test would be to detect the early stages of "Mad Cow Disease" in cattle and subsequently to develop a test for screening human blood products.

ABOUT PRION DISEASES

Prion is a naturally occurring protein that is present in the brain and many other tissues of humans and most animals. When this protein is folded into the correct shape, it performs its normal function; when triggered to fold abnormally, the protein can cause the neurological disorders known as "prion diseases". At present there is no treatment for these diseases and no test capable of detecting the disease before the neurological symptoms appear.

September 25, 2000


Prions are "proteinaceous infectious particles" that are associated with various neurological diseases, including BSE (Bovine Spongiform Encephalopathy) or "Mad Cow Disease" and a number of human neurological disorders. All known prion diseases are fatal and are referred to as "spongiform encephalopathies" because they often cause the brain to become riddled with holes. These diseases are also widespread in animals, with the most common form being scrapie in sheep and goats.

Prion diseases became a worldwide concern in the mid-1980s with the outbreak of BSE or "Mad Cow Disease" in cattle in the United Kingdom and the subsequent identification in 1996 of a new variant of Creutzfeld-Jakob disease (nvCJD) in humans. Although CJD is a rare, slow developing prion disease that typical affects persons older than 50-60 years of age, nvCJD is apparently transmitted to humans through eating beef or beef products produced from cattle infected with BSE and has appeared in persons under 20 years of age. BSE has now been detected in a number of European countries.

Although BSE can be identified in beef and dairy cattle by a post-mortem assay, there is presently no reliable, rapid and cost effective diagnostic that can detect this disease in the early stages without requiring a sample of brain tissue. Although no cases of BSE have been reported in the US, there is a recognized need to test all cattle and dairy cows, as well as to screen the human blood supply. PDL has assembled a team of highly qualified US researchers with many years experience in prion diseases and diagnostic development to develop these tests.

BIOLABS, INC.

BIOLABS, INC. is engaged in the business of identifying promising biotechnology companies, acquiring an equity interest in these groups and providing management services to assist with their corporate development. BioLabs provides the financial resources, management expertise and commercialization strategies to assist early stage biotechnology companies to make the transition from laboratory-based research through to development of commercial products. The focus is on companies that are developing

September 25, 2000


products to address major medical needs in the areas of cancer, neurology and infectious disease.

At present, BioLabs holds an equity interest in Biotherapies, Inc., a private biotechnology company in Ann Arbor, Michigan that is developing Mammastatin, a proprietary protein technology that is a potential therapeutic for breast cancer. In addition, BioLabs holds a 50% ownership interest in Biomedical Diagnostics, LLC, a joint venture with Biotherapies, which is developing the Mammastatin Serum Assay (MSA) as a potential screening diagnostic for the detection of breast cancer risk.

All inquiries can be made directly to BioLabs at (604) 542-0820 or to Mr. Ron de Jong of de Jong & Associates at (760) 943-9065 or toll free
(877) 943-9065. For additional information, please view BioLab's website at www.biolabs.com


"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: ANY STATEMENTS IN THIS PRESS RELEASE THAT RELATE TO THE COMPANY'S EXPECTATIONS ARE FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SINCE THIS INFORMATION MAY INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME, THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM EXPECTED RESULTS. ADDITIONAL RISKS ASSOCIATED WITH BIOLABS' BUSINESS CAN BE FOUND IN ITS PERIODIC FILINGS WITH THE SEC.